As filed with the Securities and Exchange Commission on July 31, 1996
                                            Registration No. 33-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           THE SPORTS AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                     36-3511120
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

      3383 N. State Road 7
      Ft. Lauderdale, Florida                             33319
(Address of principal executive offices)                (Zip Code)

                           THE SPORTS AUTHORITY, INC.
                   1996 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                               FRANK W. BUBB, III
                  Vice President, General Counsel and Secretary
                           The Sports Authority, Inc.
                             3383 North State Road 7
                          Ft. Lauderdale, Florida 33319
                     (Name and address of agent for service)

                                 (954) 735-1701
          (Telephone number, including area code, of agent for service)

                                   ----------

                         COPY OF ALL COMMUNICATIONS TO:
                             ROBERT J. LICHTENSTEIN
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
   Title of securities       Amount to be        Proposed maximum         Proposed maximum          Amount of
    to be registered          registered          offering price             aggregate           registration fee
                                                   per share (1)         offering price (1)
====================================================================================================================
Common Stock,                  2,250,000             $21.4375              $48,234,375.00           $16,632.54
$.01 par value
====================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on July 26, 1996 as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                      The following documents filed by The Sports Authority, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

                      (a) Annual Report on Form 10-K, for the Fiscal Year Ended January 28, 1996;

                      (b) Quarterly Report on Form 10-Q, for the Quarter Ended April 28, 1996; and

                      (c) The description of the shares of Common Stock, $.01 par value, of the Company (the "Common Stock") contained in the S-1 Prospectus under "Description of Capital Stock", which is also incorporated by reference in the Company's Registration Statement on Form 8-A, dated October 24, 1994, which was filed with the Commission pursuant to Section 12(b) of the Exchange Act.

                      All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

                      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

                      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                      The financial statements of the Company as of January 28, 1996 and for the years ended January 22, 1995 and January 23, 1994 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Company for the year ended January 28, 1996 have been audited by Price Waterhouse LLP ("Price Waterhouse"), independent auditors, as set forth in their report contained therein. Such financial statements are, and audited annual financial statements to be included in subsequently filed documents will be, so incorporated in reliance on the report of Price Waterhouse pertaining to such financial statements (to the extent covered by consents filed with the Commission), given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                      Article Seventh of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") any director or officer who is or was a party to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Company including service with respect to employee benefit plans; provided that the Company shall indemnify any person seeking indemnity in connection with an action (or part thereof) initiated by such person only if the action (or part thereof) initiated by such person only if the action (or part thereof) was authorized by the Board of Directors. In addition, the Company may, by action by the Board of Directors, provide indemnification to employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

                      Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

                      Policies of insurance will be maintained by the Company under which directors and officers of the Company will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer.

                      The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                      Not applicable.

ITEM 8.  EXHIBITS.

                      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.         DESCRIPTION
4.1                 Restated Certificate of Incorporation of the Company,.
4.2                 Amended and Restated Bylaws of the Company.
4.3                 The Sports Authority, Inc. 1996 Stock Option and Restricted
                    Stock Plan.
5                   Opinion of Morgan, Lewis & Bockius LLP as to the legality
                    of the shares being registered.
23.1                Consent of Price Waterhouse LLP, independent accountants.
23.2                Consent of Morgan, Lewis & Bockius LLP (included in
                    Exhibit 5).
24                  Power of Attorney.

ITEM 9.  UNDERTAKINGS.

                      The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                       (i)  To include any prospectus required
                      by Section 10(a)(3) of the Securities Act of 1933.

                                       (ii) To reflect in the prospectus any
                      facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                       (iii) To include any material information
                      with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 30th day of July, 1996.

                                        THE SPORTS AUTHORITY, INC.


                                        by:  /s/     JACK A. SMITH
                                            -----------------------------------
                                            Chairman of the Board and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE                                   CAPACITY                                          DATE
- ---------                                   --------                                          ----
  /s/ JACK A. SMITH                       Chairman of the Board and                           July 30, 1996
- ------------------------------------      Chief Executive Officer
Jack A. Smith                             (Principal Executive Officer)


  /s/  ANTHONY F. CRUDELE                 Senior Vice President and                           July 30, 1996
- ------------------------------------      Chief Financial Officer
Anthony F. Crudele                        (Principal Financial Officer and
                                           Principal Accounting Officer)



A majority of the Board of Directors:

                  Jack A. Smith                              Carol A. Farmer
                  Richard J. Lynch, Jr.                      W. Mitt Romney
                  Nicholas Buoniconti                        Harold Toppel
                  Steve Dougherty


                                   By:   /s/  FRANK W. BUBB, III
                                      --------------------------
                                      Frank W. Bubb, III
                                      Attorney-In-Fact

                                      Date:  July 30, 1996

                                  EXHIBIT INDEX


                                                                                                  SEQUENTIAL
EXHIBIT NO.         DESCRIPTION                                                                   PAGE NUMBER
- -----------         -----------                                                                   -----------
4.1                 Restated Certificate of Incorporation of the Company, incorporated by                  -
                    reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended January 22, 1995
                                                                                                           -
4.2                 Amended and Restated Bylaws of the Company, incorporated by reference to
                    Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended January
                    22, 1995

4.3                 The Sports Authority, Inc. 1996 Stock Option and Restricted Stock Plan,                -
                    incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 25, 1996
                                                                                                           8
5                   Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares
                    being registered                                                                       9

23.1                Consent of Price Waterhouse LLP, independent accounts

23.2                Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)                         -

24                  Power of Attorney                                                                     10